Exhibit 99.1

A.S. Cooper Building
26 Reid Street, 4th Floor
Hamilton HM 11
Bermuda
Telephone: +1.441.295.7135

NEWS RELEASE

SECURITY CAPITAL ASSURANCE LTD NOTIFIED OF
NON-COMPLIANCE WITH NYSE CONTINUED LISTING STANDARD

HAMILTON, BERMUDA – April 8, 2008 – Security Capital Assurance Ltd (“SCA” or the "Company") today announced that the Company received notification from the New York Stock Exchange (the “NYSE”) advising it that the Company was not in compliance with a NYSE continued listing standard applicable to its common shares.

In the notification received on April 3, 2008, the NYSE advised SCA that the Company’s common shares were “below criteria” for the average price of a security. According to the NYSE Price Criteria for Common Shares, a company is considered to be below compliance standards if the average closing price of a security as reported on the consolidated tape is less than $1.00 over a consecutive 30 trading-day period. As of April 1, 2008 the Company’s common shares reached a 30 trading-day average closing price of $0.98.

The Company notified the NYSE today that it intends to cure the average price deficiency and maintain its listing. However, there can be no assurance that the Company will be successful in its attempt to cure the deficiency.

About Security Capital Assurance Ltd
Security Capital Assurance Ltd is a Bermuda-domiciled holding company whose common shares are listed on the New York Stock Exchange (NYSE: SCA). For more information please visit www.scafg.com.

Contact:
Investors	Media
Frank Constantinople	Michael Gormley
+1 441-279-7450	+1 441-279-7450
frank.constantinople@scafg.com	michael.gormley@scafg.com

Michele Loguidice
+1 212-333-3810
mloguidice@brunswickgroup.com

FORWARD-LOOKING STATEMENTS

This release contains statements about future results, plans and events that may constitute "forward-looking" statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that these statements are not guarantees of future results, plans or events and such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Forward-

looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company's control. These factors include, but are not limited to: recent and future rating agency statements and ratings actions; the outcome of the Company’s dispute with Merrill Lynch concerning the Company’s termination of seven credit default swap contracts; the Company’s ability to successfully implement its strategic plan; higher risk of loss in connection with obligations guaranteed by the Company due to recent deterioration in the credit markets stemming from the poor performance of subprime residential mortgage loans; the suspension of writing substantially all new business and the Company’s ability to continue to operate its business in its historic form; the development and implementation of a strategic plan; developments in the world's financial and capital markets that adversely affect the performance of the Company's investments and its access to such markets; the performance of invested assets, losses on credit derivatives or changes in the fair value of credit default swaps; the availability of capital and liquidity; the timing of claims payments and the receipt of reinsurance recoverables; greater frequency or severity of claims and loss activity including in excess of the Company’s loss reserves; changes in the Company’s reinsurance agreements with certain of its subsidiaries; the impact of provisions in business arrangements and agreements triggered by the ratings downgrades; the impact of other triggers in business arrangements including CDS contracts; changes in regulation, tax laws, legislation or accounting policies or practices; changes in officers; general economic conditions; changes in the availability, cost or quality of reinsurance or retrocessions; possible downgrade of the Company’s reinsurers; possible default by the counterparties to the Company’s reinsurance arrangements; the Company’s ability to compete; changes that may occur in Company operations and ownership as the Company matures; and other additional factors, risks or uncertainties described in Company filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and also disclosed from time to time in subsequent reports on Form 10-Q and Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made.

###